Exhibit 99.1

Contact:
Rob Seim	Omnicell, Inc.
Chief Financial Officer	590 East Middlefield Road
800-850-6664, ext. 6478	Mountain View, CA 94043
rob.seim@omnicell.com

Omnicell Announces Second Quarter Results

MOUNTAIN VIEW, Calif. — July 31, 2014— Omnicell, Inc. (NASDAQ: OMCL), a leading provider of medication and supply management solutions to healthcare systems, today announced results for its second quarter ended June 30, 2014.

GAAP results: Revenue for the second quarter of 2014 was $105.1 million, up $3.3 million or 3.2% from the first quarter of 2014, and up $11.4 million or 12.1% from the second quarter of 2013. Revenue for the six months ended June 30, 2014 was $206.8 million, up $26.0 million or 14.4% from the six months ended June 30, 2013.

GAAP net income for the second quarter of 2014 was $7.8 million, or $0.21 per diluted share. This compares to GAAP net income of $6.2 million, or $0.17 per diluted share, for the first quarter of 2014, and GAAP net income of $6.0 million, or $0.17 per diluted share, for the second quarter of 2013.

GAAP net income for the six months ended June 30, 2014 was $14.0 million, or $0.38 per diluted share. This compares to GAAP net income of $9.4 million, or $0.27 per diluted share, for the six months ended June 30, 2013.

Non-GAAP results: Non-GAAP net income for the second quarter of 2014 was $11.2 million, or $0.30 per diluted share, excluding $2.7 million of stock-based compensation expense and $1.0 million ($0.6 million net of $0.4 million tax effect) of amortization expense for all intangible assets associated with past acquisitions. This compares to non-GAAP net income of $9.4 million, or $0.27 per diluted share, for the second quarter of 2013. Non-GAAP net income for the second quarter of 2013 excluded $2.7 million of stock-based compensation expense and $1.1 million ($0.7 million net of $0.4 million tax effect) of amortization expense for all intangible assets associated with past acquisitions. Second quarter 2014 results compare to non-GAAP net income of $9.6 million, or $0.26 per diluted share, for the first quarter of 2014. Non-GAAP net income for the first quarter of 2014 excludes $2.7 million of stock-based compensation expense and $1.0 million ($0.6 million net of $0.4 million tax effect) of amortization expense for all intangible assets associated with past acquisitions.

Non-GAAP net income for the six months ended June 30, 2014 was $20.8 million, or $0.57 per diluted share, excluding $5.4 million of stock-based compensation expense and $2.1 million ($1.3 million net of $0.8 million tax effect) of amortization expense for all intangible assets associated with past acquisitions. This compares to non-GAAP net income of $16.8 million, or $0.48 per diluted share, for the six months ended June 30, 2013. Non-GAAP net income for the six months ended June 30, 2013 excluded $5.6 million of stock-based compensation expense $2.1 million ($1.3 million net of $0.8 million tax effect) of amortization expense for all intangible assets associated with past acquisitions, and $0.7 million ($0.4 million net of the $0.3 million tax effect) of non-recurring reorganization costs related to our Medication Adherence segment.

“Omnicell delivered an outstanding second quarter, with revenue and earnings results ahead of expectations,” said Randall Lipps, Omnicell President, Chairman and CEO. “We are experiencing continued healthy customer demand, with 47% of Automation and Analytics bookings from new customers and competitive conversions such as the 12-hospital, 2500-bed Allina Health System, which selected Omnicell as their system-wide medication automation vendor.”

“Further affirming our strong performance against competition, KLAS, a leading independent healthcare research firm, this week named Omnicell the 2014 number one overall pharmacy automation vendor - the second consecutive year we received this distinction,” he added. “In addition Omnicell achieved top honors in five major KLAS categories, including “Best in KLAS” for our automated medication dispensing system, the ninth consecutive year we have led this category.”

Omnicell Conference Call Information

Omnicell will hold a conference call today, Thursday, July 31, 2014 at 1:30 p.m. PT to discuss second quarter financial results. The conference call can be monitored by dialing 1-800-696-5518 within the U.S. or 1-706-758-4883 for all other locations. The Conference ID # is 76720101. Internet users can access the conference call at http://ir.omnicell.com/events.cfm. A replay of the call will be available today at approximately 4:30 p.m. PT and will be available until 11:59 p.m. PT on August 15, 2014. The replay access numbers are 1-855-859-2056 within the U.S. and 1-404-537-3406 for all other locations, Conference ID # is 76720101.

About Omnicell

For over 20 years, the mission of Omnicell (NASDAQ: OMCL) has been creating new efficiencies to help improve patient care, anywhere it is delivered. Omnicell is a leading supplier of comprehensive automation and business analytics software solutions for patient-centric medication and supply management across the entire healthcare continuum, from the acute care hospital setting to post-acute skilled nursing and long-term care facilities to the home.

More than 2,800 Automation and Analytics customers worldwide have utilized Omnicell’s medication automation, supply chain and analytics solutions to enable them to increase operational efficiency, reduce errors, deliver actionable intelligence and improve patient safety. Omnicell Medication Adherence solutions, including its MTS Medication Technologies brand, provide innovative medication adherence packaging solutions that can help reduce costly hospital readmissions and enable approximately 6,000 institutional and retail pharmacies worldwide to maintain high accuracy and quality standards in medication dispensing and administration while optimizing productivity and controlling costs.

For more information about Omnicell, please visit www.omnicell.com.

Forward-Looking Statements

To the extent any statements contained in this release deal with information that is not historical, these statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. As such, they are subject to the occurrence of many events outside Omnicell’s control and are subject to various risk factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statement. Such statements include, but are not limited to Omnicell’s expectations of revenue and earnings growth and the success of Omnicell’s strategy. Risks that contribute to the uncertain nature of the forward-looking statements include our ability to take advantage of the growth opportunities in medication management across the spectrum of healthcare settings from long term care to home care, unfavorable general economic and market conditions, risks to growth and acceptance of our products and services, including competitive conversions, and to growth of the clinical automation and workflow automation market generally, the potential of increasing competition, potential regulatory changes, and the ability of the company to improve sales productivity to grow product bookings, and to develop new products and integrate acquired companies. These and other risks and uncertainties are described more fully in Omnicell’s most recent filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained in this press release speak only as of the date on which they were made. Omnicell undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). Our management evaluates and makes operating decisions using various performance measures. In addition to Omnicell’s GAAP results, we also consider non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income, and non-GAAP net income per diluted share. Additionally, we calculate Adjusted EBITDA (another non-GAAP measure) by means of adjustments to GAAP Net Income. These non-GAAP results should not be considered as an alternative to gross profit, operating expenses, net income, net income per diluted share, or any other performance measure derived in accordance with GAAP. We present these non-GAAP results because we consider them to be important supplemental measures of Omnicell’s performance.

Our non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income and non-GAAP net income per diluted share are exclusive of certain items to facilitate management’s review of the comparability of Omnicell’s core operating results on a period to period basis because such items are not related to Omnicell’s ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:

a)  Stock-based compensation expense impact of Accounting Standards Codification (ASC) 718. We recognize equity plan-related compensation expenses, which represent the fair value of all share-based payments to employees, including grants of employee stock options, as required under ASC 718, “Stock Compensation” as non-GAAP adjustments in each period.

b) Reorganization costs. During the six months ended June 30, 2013, we recorded $0.7 million ($0.4 million net of $0.3 million tax effect) of reorganization costs related to our Medication Adherence segment. This charge is not expected to be recurring and, as such, the financial impact is excluded from our non-GAAP results.

c) Intangible assets amortization from business acquisitions. We excluded from our non-GAAP results the amortization expense of certain intangible assets associated with past business acquisitions. This impacts second quarter 2014 non-GAAP results and first quarter 2014 non-GAAP results by $1.0 million ($0.6 million net of $0.4 million tax effect), and second quarter 2013 non-GAAP results by $1.1 million ($0.7 million net of $0.4 million tax effect). These non-cash charges are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.

Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing are largely outside of Omnicell’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock option grants.

We believe that the presentation of these non-GAAP financial measures is warranted for several reasons:

1) Such non-GAAP financial measures provide an additional analytical tool for understanding Omnicell’s financial performance by excluding the impact of items which may obscure trends in the core operating results of the business;

2) Since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare our performance across financial reporting periods;

3) These non-GAAP financial measures are employed by Omnicell’s management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting; and

4) These non-GAAP financial measures facilitate comparisons to the operating results of other companies in our industry, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance.

Set forth below are additional reasons why share-based compensation expense related to ASC 718 is excluded from our non-GAAP financial measures:

i)  While share-based compensation calculated in accordance with ASC 718 constitutes an ongoing and recurring expense of Omnicell, it is not an expense that requires cash settlement by Omnicell. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of stock-based compensation expense to assist management and investors in evaluating our core operating results.

ii) We present ASC 718 share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation, under ASC 718 are dependent upon the trading price of Omnicell’s common stock and the timing and exercise by employees of their stock options. As a result of these timing and market uncertainties the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.

We define adjusted EBITDA as GAAP net income excluding: (i) ASC 718 stock compensation expense; (ii) interest (income) and expense, net; (iii) depreciation and amortization; (iv) provision for income taxes; and (v) other unusual and non-recurring costs and expenses.

As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Omnicell’s GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

• Omnicell’s stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Omnicell’s GAAP results for the foreseeable future under ASC 718; and

• Other companies, including companies in Omnicell’s industry, may calculate non-GAAP financial measures differently than Omnicell, limiting their usefulness as a comparative measure.

Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between Omnicell’s non-GAAP and GAAP financial results is set forth in the financial tables at the end of this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release and in Omnicell’s SEC filings.

Omnicell, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Revenues:
Product	$85,244	$82,580	$75,581	$167,824	$144,817
Services and other revenues	19,808	19,184	18,105	38,992	35,979
Total revenue	105,052	101,764	93,686	206,816	180,796

Cost of revenues:
Cost of product revenues	41,003	38,900	36,286	79,903	69,833
Cost of services and other revenues	8,009	8,369	8,032	16,378	16,228
Total cost of revenues	49,012	47,269	44,318	96,281	86,061
Gross profit	56,040	54,495	49,368	110,535	94,735
Operating expenses:
Research and development	6,471	6,121	7,150	12,592	15,104
Selling, general and administrative	37,011	38,420	32,859	75,431	66,104
Total operating expenses	43,482	44,541	40,009	88,023	81,208
Income from operations	12,558	9,954	9,359	22,512	13,527
Interest and other income (expense), net	(40)	(256)	63	(296)	(159)
Income before provision for income taxes	12,518	9,698	9,422	22,216	13,368
Provision for income taxes	4,729	3,504	3,406	8,233	3,967
Net income	$7,789	$6,194	$6,016	$13,983	$9,401

Net income per share:
Basic	$0.22	$0.18	$0.17	$0.39	$0.28
Diluted	$0.21	$0.17	$0.17	$0.38	$0.27

Weighted average shares outstanding:
Basic	35,661	35,225	34,450	35,451	34,177
Diluted	36,618	36,305	35,374	36,478	35,099

Omnicell, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	June 30, 2014	December 31, 2013

ASSETS
Current assets:
Cash and cash equivalents	$126,379	$104,531
Accounts receivable, net	82,560	58,597
Inventories	31,542	31,457
Prepaid expenses	16,739	18,883
Deferred tax assets	12,636	12,635
Other current assets	6,040	7,675
Total current assets	275,896	233,778
Property and equipment, net	37,257	35,254
Non-current net investment in sales-type leases	10,872	11,485
Goodwill	111,343	111,343
Intangible assets, net	79,561	81,602
Non-current deferred tax assets	1,102	1,102
Other assets	21,220	17,937
Total assets	$537,251	$492,501

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	18,965	16,471
Accrued compensation	15,694	19,604
Accrued liabilities	16,170	13,746
Deferred service revenue	21,720	22,626
Deferred gross profit	30,745	19,957
Total current liabilities	103,294	92,404

Non-current deferred service revenue	21,309	17,763
Non-current deferred tax liabilities	29,023	28,162
Other long-term liabilities	6,004	5,175
Total liabilities	56,336	143,504

Stockholders’ equity:
Total stockholders’ equity	377,621	348,997

Total liabilities and stockholders’ equity	$537,251	$492,501

Omnicell, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, in thousands, except per share data)

	Three Months Ended
	June 30, 2014		March 31, 2014		June 30, 2013
	Net Income	Net Income per Share-Diluted	Net Income	Net Income per Share-Diluted	Net Income	Net Income per Share-Diluted
GAAP	$7,789	$0.21	$6,194	$0.17	$6,016	$0.17
Non-GAAP adjustments:
Amortization of intangible assets acquired by acquisition	1,048		1,048		1,060
Subtotal pretax adjustments	1,048		1,048		1,060
Income tax effect of non-GAAP adjustments (a)	(395)		(379)		(382)
Subtotal after-tax adjustments	653		669		678
ASC 718 share-based compensation adjustment (b):
Gross profit	264		268		325
Operating expenses	2,456		2,461		2,362
Subtotal ASC 718 share-based compensation adjustments	2,720		2,729		2,687
Total non-GAAP adjustments	3,373	0.09	3,398	0.09	3,365	0.10

Non-GAAP	$11,162	$0.30	$9,592	$0.26	$9,381	$0.27

____________________________________________

(a) Tax effect amounts are calculated using the effective tax rates for the respective periods presented.

(b) This adjustment reflects the accounting impact of non-cash stock-based compensation expense for the periods shown.

Omnicell, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, in thousands, except per share data)

	Six Months Ended
	June 30, 2014		June 30, 2013
	Net Income	Net Income per Share-Diluted	Net Income	Net Income per Share-Diluted
GAAP	$13,983	$0.38	$9,401	$0.27
Non-GAAP adjustments:
Reorganization costs (a)	—		732
Amortization of intangible assets acquired by acquisition	2,096		2,120
Subtotal pretax adjustments	2,096		2,852
Income tax effect of non-GAAP adjustments (b)	(774)		(1,099)
Subtotal after-tax adjustments	1,322		1,753
ASC 718 share-based compensation adjustment (c):
Gross profit	532		629
Operating expenses	4,917		4,984
Subtotal 718 share-based compensation adjustment (c)	5,449		5,613
Total non-GAAP adjustments	6,771	0.19	7,366	0.21

Non-GAAP	$20,754	$0.57	16,767	$0.48

____________________________________________

(a) Non-recurring reorganization costs related to our Medication Adherence segment.

(b) Tax effect amounts are calculated using the effective tax rates for the respective periods presented.

(c) This adjustment reflects the accounting impact of non-cash stock-based compensation expense for the periods shown.

Omnicell, Inc.
Calculation of Adjusted EBITDA (1)
(Unaudited, in thousands)

	Three Months Ended			Six Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013

GAAP net income	$7,789	$6,194	$6,016	$13,983	$9,401
Add back:
ASC 718 stock compensation expense	2,720	2,729	2,687	5,449	5,613
Reorganization costs	—	—	—	—	732
Interest (income) and expense, net	(32)	(2)	(7)	(35)	99
Depreciation and amortization expense	4,779	4,612	4,773	9,391	9,244
Income tax expense	4,729	3,504	3,406	8,233	3,967
Non-GAAP adjusted EBITDA (1)	$19,985	$17,037	$16,875	$37,021	$29,056

____________________________________________

(1)
Defined as GAAP net income excluding: (i) ASC 718 stock compensation expense, (ii) unusual and non-recurring costs and expenses, (iii) interest (income) and expense, net, (iv) depreciation and amortization, and (v) provision for income taxes.